Exhibit 5.1

CodeLaw, LLC

1 Lincoln Street

Boston, MA 02111

www.codelaw.com

December 6, 2024

VIA ELECTRONIC MAIL

Netcapital Inc.

1 Lincoln Street

Boston, MA 02111

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Netcapital Inc., a Utah corporation (the “Company”), in connection with the issuance of this opinion which relates to a Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement covers the resale of 865,264 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), consisting of shares of Common Stock issuable upon the exercise of: (i) common stock purchase warrants (the “May 2024 A-3 Inducement Warrants”), to purchase up to 253,947 shares of Common Stock (the “May 2024 A-3 Inducement Warrant Shares”), at an exercise price of $8.74 per share; issued by us to certain accredited investors on May 29, 2024 pursuant to an inducement offer letter agreement, dated as of May 24, 2024 (the “May 2024 Inducement Letter”); (ii) common stock purchase warrants (the “May 2024 A-4 Inducement Warrants,” together with the May 2024 A-3 Inducement Warrants, the “May 2024 Inducement Warrants’), to purchase up to 253,947 shares of Common Stock (the “May 2024 A-4 Inducement Warrant Shares,” together with the May 2024 A-3 Inducement Warrant Shares, the “May 2024 Inducement Warrant Shares”), at an exercise price of $8.74 per share; issued by us to certain accredited investors on May 29, 2024 pursuant to the May 2024 Inducement Letter); (iii) common stock purchase warrants (the “May 2024 Placement Agent Warrants”) to purchase up to 19,048 shares of Common Stock (the “May 2024 Placement Agent Warrant Shares”) issued by us on May 29, 2024 to designees of H.C. Wainwright & Co., LLC, as exclusive placement agent (“Wainwright”), at an exercise price of $10.93 per share pursuant to an engagement letter dated May 22, 2024 between the Company and Wainwright; (iv) common stock purchase warrants (the “December 2023 A-1 Warrants”), to purchase up to 283,752 shares of Common Stock (the “December 2023 A-1 Warrant Shares”) at an exercise price of $14.10 per share issued by us on December 27, 2023 to certain investors in a public offering; (v) common stock purchase warrants (the “December 2023 A-2 Warrants”), to purchase up to 28,386 shares of Common Stock (the “December 2023 A-2 Warrant Shares”) at an exercise price of $8.74 per share issued by us on December 27, 2023 to certain investors in a public offering (vi) common stock purchase warrants (the “December 2023 Placement Agent Warrants”) to purchase up to 21,283 shares of Common Stock (the “December 2023 Placement Agent Warrant Shares”) issued by us on December 23, 2024 to designees of Wainwright, as exclusive placement agent, at an exercise price of $17.62 per share; (vii) common stock purchase warrants (the “July 2023 Underwriter Warrants”), to purchase up to 1,537 shares of Common Stock (the “July 2023 Underwriter Warrant Shares”) at an exercise price of $49.34 per share, issued by us to designees of ThinkEquity LLC (“ThinkEquity”) on July 23, 2023 pursuant to an underwriting agreement, dated as of July 19, 2023 (the “July 2023 Underwriting Agreement”); (viii) common stock purchase warrants (the “May 2023 Placement Agent Warrants”) to purchase up to 983 shares of Common Stock (the “May 2023 Placement Agent Warrant Shares”) issued by us on May 25, 2023 to designees of ThinkEquity, as exclusive placement agent, at an exercise price of $109.40 per share pursuant to placement agent agreement dated May 23, 2024 between the Company and ThinkEquity (the “May 2024 Placement Agent Agreement”); (ix) common stock purchase warrants (the “January 2023 Underwriter Warrants”), to purchase up to 176 shares of Common Stock (the “January 2023 Underwriter Warrant Shares”) at an exercise price of $98.68 per share, issued by us to designees of ThinkEquity on January 5, 2023 pursuant to an underwriting agreement, dated as of December 13, 2022 between the Company and ThinkEquity (the “December 2022 Underwriting Agreement”); (x) common stock purchase warrants (the “December 2022 Underwriter Warrants”), to purchase up to 1,116 shares of Common Stock (the “December 2022 Underwriter Warrant Shares”) at an exercise price of $98.68 per share, issued by us to designees of ThinkEquity on December 16, 2022 pursuant to the December 2022 Underwriting Agreement; and (xi) common stock purchase warrants (the “July 2022 Underwriter Warrants,” together with the May 2024 Inducement Warrants, the May 2024 Placement Agent Warrants, the December 2023 A-1 Warrants, the December 2023 A-2 Warrants, the December 2023 Placement Agent Warrants, the July 2023 Underwriter Warrants, the May 2023 Placement Agent Warrants, the January 2023 Underwriter Warrants and the December 2022 Underwriter Warrants, the “Warrants”), to purchase up to 1,089 shares of Common Stock (the “July 2022 Underwriter Warrant Shares,” together with the May 2024 Inducement Warrant Shares, the May 2024 Placement Agent Warrant Shares, the December 2023 A-1 Warrant Shares, the December 2023 A-2 Warrant Shares, the December 2023 Placement Agent Warrant Shares, the July 2023 Underwriter Warrant Shares, the May 2023 Placement Agent Warrant Shares, the January 2023 Underwriter Warrant Shares and the December 2022 Underwriter Warrant Shares, the “Warrant Shares”) at an exercise price of $292.66 per share, issued by us to designees of ThinkEquity on July 15, 2022 pursuant to an underwriting agreement, dated as of July 12, 2022 between the Company and ThinkEquity (the “July 2022 Underwriting Agreement”)

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement.

In connection with the issuance of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

For the purposes of this opinion letter, we have assumed that at the time of issuance of each Warrant Share, the Company’s Articles of Incorporation Bylaws, and the Warrants, as applicable, will not have been modified or amended and will be in full force and effect. In addition, it is understood that this opinion is to be used only in connection with the offer and sale of the securities being registered while the Registration Statement is effective under the Securities Act.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the following opinions:

1. The Warrants constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

2. the Shares have been duly authorized by all requisite corporate action on the part of the Company under the Utah Revised Business Corporation Act (“URBCA”) and, when the Shares are delivered and paid for in accordance with the terms of the Warrants and when evidence of the issuance thereof is duly recorded in the Company’s books and records, the Warrants Shares will be validly issued, fully paid and nonassessable.

Our opinion set forth in paragraph 1 above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

The opinion expressed herein is limited to the corporation laws of the State of Utah and New York law as to the Warrants as they contain provisions stating that they are to be governed by the laws of the State of New York. We express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdictions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations under the Securities Act.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, and the Warrants, or any other agreements or transactions that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Shares and the Warrants or as to the effect that their performance of such obligations may have upon any of the matters referred to above. No opinion may be implied or inferred beyond the opinion expressly stated above.

Very truly yours,

/s/ CodeLaw, LLC

CodeLaw, LLC